                                                                      EXHIBIT 21

               Subsidiaries of TriMedia Entertainment Group, Inc.
               --------------------------------------------------



  Subsidiary Name                                         State of Organization
  ---------------                                         ---------------------

  Ruffnation Music, Inc.                                       Pennsylvania

  Metropolitan Recording Inc.                                  Pennsylvania

  Ruffnation Films LLC                                         Pennsylvania

  Snipes Productions, LLC                                      Pennsylvania

  TM Film Distribution, Inc.                                   Delaware

  TriMedia Film Group, Inc.                                    Delaware

  TME Entertainment Film-und Musik-Productions                 Austria
     and-Verwertungs-Gessellschaft m.b.H.

  FourPoint Play Productions, LLC                              Pennsylvania